                              SUMMIT EQUITIES. INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1997

------------------------------------------------------------------------------
------------------------------------------------------------------------------

ASSETS
------------
------------


CASH                                                          $10,864.21

             TOTAL ASSETS                                     $10,864.21
             ------------                                     ----------
             ------------                                     ----------

LIABILITIES AND SHAREHOLDERS EQUITY
-----------------------------------
-----------------------------------

LIABILITIES
------------
------------


RESERVE FOR FED TAXES                     $     0.00
RESERVE FOR STATE TAXES                   $     0.00
TOTAL RESERVE FOR TAXES                                       $     0.00
                                                              ----------

             TOTAL LIABILITIES                                $     0.00
             -----------------
             -----------------

SHAREHOLDERS EQUITY
-------------------
-------------------

COMMON STOCK                              $10,000.00
RETAINED EARNINGS                         $   864.21
PROFIT/LOSS YEAR-TO-DATE                  $     0.00
                                          ----------
                                          $10,864.21


             TOTAL SHAREHOLDERS EQUITY                        $10,864.21
             -------------------------                        ----------


             TOTAL LIABILITIES &
             SHAREHOLDERS EQUITY                              $10,864.21
             -------------------                              ----------
             -------------------                              ----------


                              SUMMIT EQUITIES, INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1997

------------------------------------------------------------------------------
------------------------------------------------------------------------------


INCOME
------------
------------

INTEREST INCOME - MMA & TCD               $0.00
INTEREST INCOME - LOANS                   $0.00
OTHER INCOME                              $0.00
                                          -----

             TOTAL INCOME                                     $0.00
             ------------
             ------------
EXPENSE
-------
-------

 BUILDING DEPRECIATION                    $0.00
ANNUAL REPORT & MEETING EXPENSE           $0.00
MISCELLANEOUS EXPENSE                     $0.00
LEGAL                                     $0.00
PROPERTY/TAXES                            $0.00
                                          -----

             TOTAL EXPENSES                                   $0.00
             --------------                                   -----
             --------------

             INCOME BEFORE TAXES &
             EARNINGS OF SUBSIDIARY                           $0.00
             ----------------------
             ----------------------

PROVISION FOR TAXES
-------------------
-------------------

 FEDERAL INCOME TAX PROVISION             $0.00
 STATE INCOME TAX PROVISION               $0.00
                TOTAL TAX PROVISION                           $0.00
                                                              -----
             NET INCOME                                       $0.00
             ----------                                       -----
             ----------                                       -----
